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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Healthcare Recoveries, Inc. (the "Company") on Form S-8, of our report dated February 17, 1998, on our audits of the balance sheets of the Company as of December 31, 1997 and 1996 and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, which report is included in the Company's annual report on Form 10-K (File No. 0-22585) for the year ended December 31, 1997.

PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky
September 30, 1998